UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2005
Date of Report (Date of earliest event reported)

DIGITAL ECOSYSTEMS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-51152	98-0431245
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1313 East Maple Street, Suite 223
Bellingham, WA	98225
(Address of principal executive offices)	(Zip Code)

(360) 685-4200
Registrant's telephone number, including area code

#1500 – 701 West Georgia Street
Vancouver, British Columbia, Canada V7Y 1C6
(604) 681-7039
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Digital Ecosystems Corp. (“Digital”) entered into a Letter of Intent (the “LOI”) dated November 18, 2005 with GSL Energy Corporation (“GSL”), a Maryland corporation, for the purpose of acquiring all of the issued and outstanding shares of GSL. GSL is a private oil & natural gas exploration company that has entered into three farm-out agreements under which it will receive an assignment of a 50% undivided interest in certain oil and gas leases in Utah and Colorado, and which require GSL to pay the first $50 million in costs under each agreement. GSL has also entered into an agreement with MAB Resources LLC (“MAB Resources”) under which MAB agrees to assign to GSL an undivided 50% interest in four exploration permits covering lands in Australia.

Pursuant to the terms of the LOI, subject to the entry into a definitive agreement between the parties, each share of GSL’s issued and outstanding common stock will be converted into one share of Digital’s common stock (the “Exchange”). Closing of the Exchange is subject to a number of conditions, including the following:

(i)	Digital’s liabilities must be equal to or less than $150,000 on the closing date;

(ii)	Digital must have no operating business on the closing date;

(iii)	Digital must assume all outstanding options to purchase GSL common stock and adopt a plan identical to GSL’s 2005 Stock Option Plan;

(iv)	following the Exchange the shareholders of GSL must own at least 80% of the shares of Digital’s common stock; and

(v)	satisfactory completion of due diligence by both parties and the entry into a definitive agreement between the parties.

The LOI is non-binding except as to the following provisions: (i) the parties agree to pay their own costs associated with the LOI and the transactions contemplated therein, (ii) Digital agrees not to enter into other negotiations for the merger or purchase of Digital during the term of the LOI, and (iii) the LOI, unless extended by mutual agreement, terminates on December 31, 2005.

GSL presently has 100,000,000 shares of its common stock issued and outstanding, and has options, convertible debentures and convertible notes outstanding to acquire up to an additional 56,500,000 shares of the common stock of GSL. On a fully diluted basis, the current holders of GSL's securities will own approximately 85% of the shares of common stock of Digital upon completion of the Exchange. To the extent that GSL issues additional securities for funding or acquisitions, this percentage would increase. Upon completion of the Exchange, Digital will own and operate the assets of GSL and change its business to that of GSL.

The foregoing summary is qualified in its entirety by reference to the LOI and the November 23, 2005 press release announcing Digital’s entry into the LOI which are filed as Exhibit 10.1 and Exhibit 99.1, respectively, to this Current Report.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)         Exhibits

10.1	Letter of Intent dated November 18, 2005 between Digital Ecosystems Corp. and GSL Energy Corporation.

99.1	Press Release dated November 23, 2005 announcing the execution of the Letter of Intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ECOSYSTEMS CORP.

Date: November 25, 2005
	By:	“Gregory Leigh Lyons”

GREGORY LEIGH LYONS
President, Chief Executive Officer,
and Director